Exhibit(p)(2)

Code of Ethics Policy & Procedures
HSBC Global Asset Management (USA) Inc.
("AMUS")

FINAL

Version 5.0
September 2018

Last Reviewed
September 2018

INTERNAL - No part of this publication may be reproduced, stored in a retrieval system, or transmitted, on any form or by any means, electronic, mechanical, photocopying, recording, or otherwise, without the prior written permission HSBC North America.

HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Revision History

Date	Version	Status	Prepared by	Comments
September 2012	1.1	lnitial	Janet Squitieri	●Overarching Policy to Support Code of Ethics and Gifts and Entertainment Policy
September 2012	1.2	Revision	Stephen M. Benham	●Addition to cover contingent workers and AMEU Associated Persons
April 2014	1.3	Addendum	Emily Wong	●Policy Update - Anti Bribery Policy: Gifts, Gratuities & Entertainment ●Compliance Officers - Updated
February 2015	2.0	Revision	Emily Wong Michael Vaccarello
●New: Relationship to Other Procedures section
●Defined access persons; beneficial ownership
●Modified annual and quarterly reporting section
●Removed ‘broad-based’ ETF as an exempt security
●Subject all employees to 7 day blackout period; general enhancement
●Prohibit IPOs; option contracts under 30 days
●Include outside directors as access persons
●New: Outside business activities and private investments
●Trading in HSBC Group Securities
●Changed Material Non-public Information Policy to Insider Trading Policy
●Removed AMEU access persons
●Clarified substituted compliance for non-employee directors
●Enhanced Gifts/Entertainment policy section; added links to supporting policies
●Enhanced pre-clearance approval policy
●Updated appendix and forms

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Date	Version	Status	Prepared by	Comments
February 2016	3.0	Revision	Michael Vaccarello
●Updated document layout and formatting
●Added governance sections 1.4 through 1.8
●Added “Covered Accounts” section
●Updated “Exempt Accounts”:
○(NEW) Accounts opened with Treasury Direct;
○(NEW) Annuities, traditional CDs, checking and savings accounts
○(NEW) Company sponsored stock purchase plan accounts
○(NEW) HSBC Spectrum and MPA accounts;
○(Clarification) 401(k) accounts of former employers
○(Clarification) Managed Account disclosure
●(NEW) CSS Reporting to PAD RC – US Control Room
●(Removed) Quarterly Certification
●(NEW) Covered Securities section
●Enhanced “Exempt Securities”:
○(NEW) $250,000 threshold for exempt securities transactions
○(NEW) Foreign Exchange currency transactions
○(NEW) Precious Metals / commodities
○(NEW) Treasures / Gov’t Agencies
●(NEW) Permitted/Prohibited transactions section
●(NEW) Approved Broker-Dealer requirement
●Enhancement to Section 4.8 Pre-Clearance procedures
●Enhancement to Section 5: Administration
●Revised Gifts & Entertainment section to reflect new FIM Anti-Bribery policies.
●(NEW) Section 7: Appendix
○Health Savings Plan
○VBO Accounts
○HSBC ShareSave Plan
○International Accounts
○MIS Account Verification process
●Updated Contact Information

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Date	Version	Status	Prepared by	Comments
November 2017	4.0	Final	Michael Vaccarello
●Code of Ethics/Staff Dealing policies and procedures now follow Global Personal Account Dealing (GPAD) FIM and US Addendum
●Updated AMUS CCO
●Updated Section 4.8: Pre-Trade approval valid for T+1
●Updated Section 3.1: 30 day holding period applies to buying and selling; LIFO basis
●Added Section 3.8.1: AMUS Global Credit and Credit Research
●Updated Section 4.6.2: prohibited investments in virtual currencies
●Updated Section 4.7: Approved broker-dealer list
●Updated Section 6: Gifts & Entertainment
●Removed $250,000 threshold on exempt securities pre-clearance
●Added Section 9: policy receipt acknowledgement

September 2018	5.0		Dee Gibbons
●Updated Section 4.3.2 and 4.3.3 Initial and Annual Holdings Reports requirements
●(NEW) Section 4.3.4 Quarterly Transaction Report requirement
●Updated Section 5.2 to clarify frequency of Compliance reviews
●(NEW) Section 5.3 Code of Ethics delivery and acknowledgement
●Updated Section 6 Gifts and Entertainment, references to FIM, US Addendum, and Employee Guidance; 60 days to report G&E on post-event basis.
●Updated Section 9 Code Acknowledgement Form

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Document Control

Role	Name	E-mail	Telephone
Executive Sponsor	Yvonne Pytlik	Yvonne.x.pytlik@us.hsbc.com	212-525-0593
Owner	AMUS Compliance	AMUS.Compliance@us.hsbc.com
Preparer	Michael Vaccarello	Michael.d.vaccarello@us.hsbc.com	212-525-2077
Preparer	Dee Gibbons	Dee.x.gibbons@us.hsbc.com	212-525-0799

Owner’s Organizational Hierarchy

Business Name	Department	Team	Function
Risk & Compliance – Compliance	AMUS Compliance	AMUS Compliance	Regulatory Compliance

Effective Date: September 2018

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Table of Contents

Section 1: Introduction					7~~9~~

1.1	Purpose and Scope				7~~9~~
1.2	Relationship to Other Procedures				7~~9~~
1.3	Definitions and Abbreviations				8~~10~~
1.4	Roles and Responsibilities – Areas Impacted				10~~12~~
1.5	Retention and Change Management				10~~12~~
1.6	Reporting				10~~12~~
1.7	Dispensation				10~~12~~
1.8	Governing Documents				10~~12~~

Section 2: General Principles					12~~14~~

Section 3: Restrictions on Personal Investing Activities					13~~15~~

			3.1	Insider Trading
3.1	Trading in HSBC Group Securities				13~~15~~
3.2	Arrangements with Brokers				13~~15~~
3.3	Black Out Period				13~~15~~
3.4	30 Day Speculative Dealing and Holding Period				14~~16~~
3.5	Private Placements				14~~16~~
3.6	Unreasonable Trading				15~~17~~
3.7	Receiving Credit or Special Facilities				15~~17~~
3.8	Transactions Likely to Cause Conflict of Interest with Duties to Clients				15~~17~~
		3.8.1	AMUS Global Credit and Credit Research		15~~17~~
3.9	Procuring Other Persons to Trade				16~~18~~
3.10	Transactions with Clients				16~~18~~
3.11	Transactions in Securities Having an HSBC Group Involvement				16~~18~~
3.12	Outside Business Activities				16~~18~~
3.13	Other Laws, Rules, and Statements of Policy				17~~19~~

Section 4: Personal Account Dealing					18~~20~~

4.1	Covered Accounts				18~~20~~
4.2	Exempt Accounts				18~~21~~
4.3	Account Disclosure & Reporting				20~~22~~
	4.3.1	Compliance Sentinel System (CSS)			20~~22~~
	4.3.2	Initial Holdings Reports			20~~22~~
	4.3.3	Annual Holdings Reports			21~~23~~
	4.3.4	Quarterly Transaction Reports			21~~23~~
4.4	Covered Securities				21~~23~~
4.5	Exempt Securities				22~~24~~
4.6	Permitted / Prohibited Transactions				22~~24~~
	4.6.1	PERMITTED			22~~24~~
	4.6.2	PROHIBITED			23~~25~~
4.7	Approved Broker-Dealer Requirement				23~~25~~
4.8	Personal Trade Pre-Clearance Procedures				24~~26~~

Section 5: Administration of the Code of Ethics					25~~28~~

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5.1	Personal Account Dealing Regulatory Compliance		25~~28~~
5.2	Compliance Reviews		25~~28~~
5.3	Code of Ethics Acknowledgement		25~~28~~
5.4	Investment Company Reporting		25~~28~~
5.5	Sanctions		25~~28~~

Section 6: Gifts, Entertainment and Charitable Giving			27~~30~~

6.1	Pre-Approval and Recording Thresholds		27~~30~~
6.2	D.2.6 Country Addenda – United States		27~~30~~
	6.2.1	For requests that require pre-approval:	27~~30~~
	6.2.2	For requests that do not require pre-approval	27~~30~~

Section 7: Appendix			28~~32~~

7.1	Health Savings (Investment) Account		28~~32~~
7.2	Vanguard Brokerage Option (under HSBC 401K plan)		28~~32~~
7.3	HSBC ShareSave Plan		28~~32~~
7.4	Employee International Accounts		28~~32~~
7.5	Screening for Undisclosed Accounts		28~~32~~

Section 8: Contact Information			29~~33~~

8.1	AMUS Regulatory Compliance (RC)		29~~33~~
8.2	AMUS Financial Crime Compliance (FCC)		29~~33~~
8.3	Personal Account Dealing Regulatory Compliance – US Control Room		29~~33~~

Section 9: Code Acknowledgement			30~~34~~

9.1	Receipt of AMUS Code of Ethics		30~~34~~

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Section 1: Introduction

Rule 204A-1 of the Investment Advisers Act of 1940 (the "Act") requires registered investment advisers to adopt and enforce codes of ethics setting forth standards of conduct and that require compliance with Federal Securities laws. The HSBC Global Asset Management (USA) Inc. ("AMUS") Code of Ethics/Staff Dealing Policy (“Code”) is based on the principle that its officers, directors, and employees have a fiduciary duty to place the interests of clients first and to conduct all personal securities transactions in accordance with the requirements of the Code, in compliance with Federal Securities laws and in a manner that avoids actual or potential conflicts of interest and does not otherwise take inappropriate advantage of a client relationship or abuse a position of trust and responsibility in respect of a client.

1.1 Purpose and Scope

All Covered Persons as defined below must adhere to the general principles as well as comply with the specific provisions of this Code.1

1.2 Relationship to Other Procedures

This procedure is one part of a multi-part workflow. The processes that precede and follow this procedure, as applicable, are identified in the following table.

Prerequisite Procedure Title	Version	Date	Owner	Location
AMUS Compliance Manual			AMUS Compliance	T:\Special\AMUS\ Compliance_Gene ralInfo\AMUS Compliance Manual
AMUS Conflicts of Interest Policy				T:\Special\AMUS\ Compliance_Gene ralInfo\
HSBC Personal Account Dealing Policy Guidance (AM FIM B.6.2.5 Personal Account Dealing)			Group	HSBC Global Policy Guidance (MASTER)
____________________
[1]	Rule 17j-1(c)(1) under the Investment Company Act requires every registered investment company, and each investment adviser of or principal underwriter for such investment company, to adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any act, practice or course of business prohibited by the general anti-fraud prohibition of Rule 17j-1. Rule 17j-1 requires, among other things, that the investment company’s board approve the code and that periodic reports and certifications be provided to the board concerning the operation of the code and any material violations that occur.

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Subsequent Procedure Title	Version	Date	Owner	Location

1.3 Definitions and Abbreviations

1)	Access Person: All AMUS personnel are Access Persons and covered by this Code (referred to throughout as “Covered Persons”) including all employees, officers, directors, and consultants on assignment to AMUS for 30 days or longer.
2)	Advisory Client: Any client (including mutual funds, closed-end funds, and managed accounts) for which AMUS serves as an investment adviser, sub-adviser, and renders investment advice or makes investment decisions.
3)	AMUS: HSBC Global Asset Management (USA) Inc.
4)	Beneficial Ownership: Any interest in a security for which an Access Person or any member of his or her immediate family sharing the same household can directly or indirectly receive a monetary (“pecuniary”) benefit. The term shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Accordingly, a person will generally be considered the beneficial owner of a security if that person has the right to enjoy a direct or indirect economic benefit from the ownership of the security. For example, a person is normally regarded as the beneficial owner of securities held in (a) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household, (b) a trust, estate, or other account in which he or she has a present or future interest in the income, principal or right to obtain title to the securities, or (c) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.
5)	Code: Includes the Code of Ethics Policy and Procedures and Insider Trading Policies and Procedures.
6)	Covered Person: Includes all Access Persons of AMUS as defined above, and as the term is understood under Rule 204A-1 of the Investment Advisers Act of 1940.
7)	CSS: Compliance Sentinel System – The website used to facilitate personal trade requests and supervisory approval in addition to employee disclosures.
8)	Federal Securities laws: Includes the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Sarbanes-Oxley Act of 2002; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the U.S. Securities and Exchange Commission (the "SEC") under any of these statutes; the Bank Secrecy Act as it applies to funds and investment adviser; and any rules adopted thereunder by the Commission or the Department of Treasury.
9)	Fund: Any Advisory Client that is registered as an investment company under the Investment Company Act of 1940.
10)	GPAD: Global Personal Account Dealing

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Code of Ethics Policy & Procedures	September 2018

11)	HSBC Group Securities: Any Securities (and related investments in Securities) issued by any member of the HSBC Group, together with ADRs, Warrants, Options and other derivatives.
12)	Immediate Family: Includes an employee's spouse, dependent children and other family members sharing the same household with the employee.
13)	Investment Personnel: Any AMUS employee who in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Advisory Clients.
14)

Outside Director: Any AMUS director who is not employed by AMUS. An Outside Director will be considered a statutory Access Person of AMUS.

Generally, non-employee directors would not have access to (1) non-public information regarding any clients' purchase or sale of securities; (2) non-public information regarding the portfolio holdings of any reportable fund nor are they involved in making securities recommendations to clients; or (3) have access to any such research or investment recommendations that are non-public.

However, since providing investment advice is AMUS’s primary business, the rule states that “all of your directors, officers and partners are presumed to be access persons.” As such, all directors, including non-employee directors, are presumed to be Access Persons and thus are subject to the requirements of 204A-1.

15)	PAD: Personal Account Dealing
16)	Security: Any note, stock, treasury stock, share of open-or closed-end investment company including ETFs, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. For purposes of this Code, the term Security does not include: Securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are considered Securities.

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

1.4 Roles and Responsibilities – Areas Impacted

The names and/or departments listed in the following table all have some responsibility related to this procedure. Whenever this procedure is changed, these names and departments need to be informed.

Department / Team
All Covered Persons
AMUS Compliance
Personal Account Dealing Regulatory Compliance – US Control Room

1.5 Retention and Change Management

AMUS Compliance is responsible for maintaining version series, requests for changes, other supporting documentation, and approvals of this procedure.

The owner of this procedure is responsible for the retention of this version for a period of seven years from cancellation or revision as outlined in the Group Standards Manual.

1.6 Reporting

The Code of Ethics Policy will be part of a comprehensive list of all approved AMUS Compliance procedures. This list will be submitted to the US North America Risk BRCM on a periodic basis, as defined by the BRCM.

1.7 Dispensation

This Code of Ethics Policy is under the authority of AMUS Compliance. Management expects all Covered Persons to comply with it. If a Covered Person should wish to seek an exception from Code of Ethics Policy, the Covered Person seeking an exception shall formally request a dispensation. AMUS Compliance shall review and grant any dispensations, if warranted.

A formal action and monitoring plan must be in place to support resolution within the six-month time frame.

Requests for dispensation where compliance is expected to exceed six months shall be granted for no longer than one year from the date of approval. Dispensation requests must be supported with action plans that will get the exception item into compliance within the one-year time frame. The business executive approving the dispensation must acknowledge and accept the risk it poses to his/her business and to HSBC.

1.8 Governing Documents

Where applicable, all documents that govern this procedure or provide guidance to this documented process are to be listed in this section. This includes the Functional Instruction Manuals (FIM), Desk Instruction Manuals (DIM), Business Instruction Manuals (BIM), particular policies or standards, and internal or external regulations.

The following documents provide guidance or detail requirements related to this procedure. This procedure adheres to all the pertinent specifics outlines in these documents.

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

GOVERNING DOCUMENTS

Title	Section / Ref #	Location
AMUS Compliance Manual		HSBC Home > Group Manuals System
Global Standards Manual, 5.8 Conflicts of Interest		HSBC Home > Group Manuals System
Global Standards Manual, 5.11 Personal Account Dealing		HSBC Home > Group Manuals System
Global Standards Manual, 6.3 Codes of Conduct		HSBC Home > Group Manuals System
Global Standards Manual, 8.4 Electronic Communications		HSBC Home > Group Manuals System
RBWM FIM, B.1.1.3 UK Bribery Act 2010 - Group Business Policy and Principles for Countering Bribery		HSBC Home > Group Manuals System
Financial Crime Risk FIM, 2.6.2 Gifts, Entertainment and Charitable Giving		HSBC Home > Group Manuals System
Global Risk FIM, Regulatory Compliance, B.11 Personal Account Dealing		HSBC Home > Group Manuals System
Asset Management FIM, B.6.2.5 Personal Account (PA) dealing		HSBC Home > Group Manuals System
Global Risk FIM, B.5 Market Conduct		HSBC Home > Group Manuals System
Global Risk FIM, B.4 Confidentiality, Conflicts of Interest, Information Barriers, Privacy & Data Protection		HSBC Home > Group Manuals System

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Section 2: General Principles

Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions

●

Covered Persons must not deal, relay or procure, advise or cause any other person to deal, in any investment in relation to which he/she has acquired unpublished price sensitive information, or in any investments related thereto.

●

Covered Persons must not deal, or procure, advise, or cause any other person to deal, on the basis of confidential information that is in his or her possession as a result of his or her employment with AMUS.

●	Covered Persons must not engage in front running (trading ahead of) a non-executed working customer order;
●	Covered Persons must not engage in front running (trading ahead of) the publication of a research report; and,
●	Covered Persons must not collude with others for the purpose of creating trading volume/price movement.
●	Covered Persons must not deal in circumstances that present or may present a conflict of interest with AMUS' clients.
●

Covered Persons must not deal if such dealing could potentially commit the employee to a financial liability which could not easily be met from readily available funds or which over-extends the employee's financial resources.

●	Covered Persons must not deal if such dealing could adversely affect the employee's financial stability, good standing, reputation or best interests of AMUS or the HSBC Group.
●	Covered Persons must not deal in circumstances that affect his or her duties to AMUS.
●	Covered Persons must observe the spirit of these principles and any applicable regulatory requirements or legislation.
●

Covered Persons who have knowledge of a violation of the Code must immediately report the matter, anonymously or directly to a Compliance Officer or member of the local management committee and ultimately to the Chief Compliance Officer. AMUS will confidentially investigate all such reports as possible. Adverse action will not be taken against an employee because he or she, in good faith, reports or participates in the investigation of a violation of this policy. Failure to report a violation of the Code pursuant to this policy may result in disciplinary action, up to and including discharge.

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HSBC Global Asset Management (USA) Inc. ("AMUS")	Version 5.0
Code of Ethics Policy & Procedures	September 2018

Section 3: Restrictions on Personal Investing Activities

3.1 Insider Trading

AMUS forbids any Covered Person from relaying or trading, either personally or on behalf of others (including client accounts managed by AMUS), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is referred to as "insider trading". This policy applies to every person subject to the Code and extends to activities within and outside their duties at AMUS. For additional information see AMUS Compliance Manual.

3.1 Trading in HSBC Group Securities

Unless classified as a “restricted person,” as defined by the Group Secretary, employees are permitted to invest in the securities of HSBC provided they do not have any material non-public information about HSBC. Transactions in the publicly traded securities of HSBC are subject to trade pre-approval and holding period requirements as detailed in the Code. Employees may not execute a trade in any derivative instrument of any Group securities at any time (with the exception of employee option plans operated by the Group). This restriction includes, but is not limited to, the purchase or sale of equity option contracts.

3.2 Arrangements with Brokers

Covered Persons may not engage, and may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities of which a Covered Person has, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

3.3 Black Out Period

All Covered Persons are subject to the following black out period.

1.	If a purchase or sale order has been executed, or is pending/under consideration for any Advisory Client, a Covered Person may conduct personal transactions in that same Security (or any related Security) subject to the following condition:
	a.	Covered Persons are restricted from purchasing or selling a Security (or related Security) for a period of seven calendar days before or after an Advisory Client purchases or sells the same Security.
	b.	A review of any purchase or sale of any Security or related Security by a Covered Person transacted 7 days before or after a trade for an Advisory Client in the same or related Security will be conducted by AMUS Compliance to determine whether such transaction occurred independent of any trade for the Advisory Client.
2.	The blackout period is subject to the following exceptions:
	a.	The blackout period shall not apply to any purchase or sale of a Security for any Advisory Client if such transaction was initiated by a client and is not an investment decision or recommendation.
	b.	The blackout period shall not apply to transactions in equity Securities having a market capitalization in excess of $5 billion.
	c.	The blackout period shall not apply to any purchase or sale of shares of open-end investment companies advised by AMUS or its affiliates.
	d.	In certain circumstances, with approval from a Compliance Officer, exceptions may be granted to the blackout period.

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Code of Ethics Policy & Procedures	September 2018

Personal Securities transactions that are exempt from the blackout period remain subject to the other provisions of this Code, including pre-clearance and the 30 Day holding Period.

3.4 30 Day Speculative Dealing and Holding Period

Dealing must be for normal investment reasons and short term speculative dealings are not permitted. All securities are subject to a 30-calendar day holding period. Covered Persons must not sell or buy Covered Securities within the holding period. Exempt securities listed in Section 4.4 are not subject to the 30-day hold period, but may be subject to other resale restrictions imposed as a condition of purchase (e.g. mutual fund frequent trading limitations). Compliance with the holding period will be calculated based on a last-in-first-out (LIFO) basis. A derivative transaction must not be used to circumvent this rule.

EMPLOYEES SHOULD CONSIDER THE HOLDING PERIOD REQUIREMENT WHEN FORMULATING AN INVESTMENT STRATEGY. EXCEPTIONS TO THE HOLDING PERIOD GENERALLY WILL NOT BE GRANTED DUE TO THE POOR MARKET PERFORMANCE OF A SECURITY AFTER IT IS TRADED.

Exceptions to the holding period will be considered on a case-by-case basis and may be granted under exceptional circumstances such as an unanticipated significant change in the personal financial circumstances of the employee. In addition, the employee has to provide reasonable proof that the transaction does not create a conflict of interest between his/her professional responsibilities and personal trading activity. Requests for exceptions should be made in writing (via email) to the employee’s supervisor and Compliance.

Under no circumstance should an employee sell or buy a Covered Security prior to the completion of the holding period without first obtaining written approval from the Chief Compliance Officer.

3.5 Private Placements

A private investment/private securities transaction (“PI”) includes, but is not limited to (a) general or limited partnership interests/offerings, (b) hedge funds or fund of funds, (c) venture capital investments, (d) real estate syndicates or (d) securities transactions made outside the regular course or scope of your employment with HSBC, including investments in offerings of securities not registered with the United States Securities and Exchange Commission (SEC) or any other regulatory authority.

An employee may engage in a PI only if such investment, in the opinion of the employee’s supervisor and Compliance, does not present an actual or potential conflict of interest and does not have an adverse impact with respect to the employee’s job responsibilities.

To ensure compliance with these requirements, AMUS has developed a formal disclosure and approval process for making these types of investments. The disclosure (and approval) of all private investments/securities transactions is facilitated through the Compliance Sentinel System (CSS).

New Private Investments/Private Securities Transactions

Employees who wish to engage in a new PI are required to disclose all pertinent details of the activity into CSS prior to committing to the investment and may not make the investment until the request is approved by their supervisor and reviewed by the AMUS CCO or designee.

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Code of Ethics Policy & Procedures	September 2018

Pre-existing Private Investments/Private Securities Transactions

Employees who engaged in a PI prior to joining HSBC must also disclose all pertinent details of the investment into CSS for review by the employee’s supervisor and Compliance. Maintaining the investment is contingent upon the matter being approved by the employee’s supervisor and reviewed by Compliance. If a determination is made that a continuation of the investment presents a real or potential conflict of interest, the employee will be contacted by their supervisor and the AMUS CCO or designee to determine the appropriate action or actions necessary to either reduce or eliminate the conflict.

3.6 Unreasonable Trading

Covered Persons must not undertake any transaction which:

1.	commits a Covered Person to a financial liability which Covered Person is not able to meet from readily available funds or otherwise which is not commensurate with, or over-extend, Covered Person’s financial resources
2.	may affect a Covered Person’s good standing and reputation of that of AMUS or the HSBC Group; or
3.	reduces a Covered Person’s contribution to the work of Covered Person’s department and/or affects Covered Person’s duties to AMUS or its Advisory Clients.

A Compliance Officer reserves the right, in any event, to require an employee to close out or reverse a transaction.

3.7 Receiving Credit or Special Facilities

Covered Persons must not request or accept from a broker, any credit or special trading facilities in connection with a transaction.

3.8 Transactions Likely to Cause Conflict of Interest with Duties to Clients

Covered Persons must disclose any conflict of interest that could influence their judgement or objectivity in conducting AMUS’s business activities. Covered Persons must not trade in a Security at a time which a Covered Person knows or could know, or in a manner likely to have, an adverse effect on the particular interests of any Advisory Client of AMUS.

Please refer to the AMUS Conflicts of Interest Policy.

3.8.1 AMUS Global Credit and Credit Research
Effective Feb 9, 2017: AMUS Global Credit and Credit Research professionals will only be prohibited from buying and selling Fixed Income securities that fall under their areas of coverage.

Personal account transactions in Equity/ETF securities that fall under their areas of coverage will be permitted, pursuant to established pre-clearance policies and procedures.

Note: The “Black Out Period” rule still applies to all covered transactions, as set forth under Section 3.3 of the Code, and under the GPAD Policy and US Addendum.

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Code of Ethics Policy & Procedures	September 2018

3.9 Procuring Other Persons to Trade

If you are precluded from trading under the procedures set out in the Code, you must not procure any other person to enter into such a transaction or communicate any information or opinion to another person if you know or have reason to believe that the other person will, as a result, enter into such a transaction or counsel or procure someone else to do so.

3.10 Transactions with Clients

Subject to the other provisions of the AMUS Compliance Manual and to the extent permitted under Federal Securities laws, a Covered Person may not trade in Securities directly with any AMUS or HSBC Group client unless the client is a broker.

3.11 Transactions in Securities Having an HSBC Group Involvement

There may be instances where you will not be permitted to trade in certain Securities as a result of the involvement of an affiliated HSBC Group company in a particular transaction as noted on the share dealing restricted list – staff dealing restrictions. Accordingly, AMUS and the HSBC Group reserve the right to prohibit without explanation trading by Covered Persons in order to prevent possible conflicts of interests and to comply with applicable law.

3.12 Outside Business Activities

An outside business activity (“OBA”) includes, but is not limited to (a) engaging in any business, including a family-owned business, other than that of HSBC or its affiliates, (b) engaging in an activity by which you are employed or compensated by any person or organization other than HSBC or its affiliates, and (c) serving as an officer, director, partner, or employee of or consultant to, any other business organization. Please note that participation in OBAs such as directorships, public trusteeship, or other similar influential roles on behalf of non-group companies require additional senior management approvals.

With the exception of those exclusions expressly noted below, an employee may engage in outside activities for which he/she receives compensation only if such activities, in the opinion of the employee’s supervisor and the AMUS CCO or designee, do not present an actual or potential conflict of interest and do not have an adverse impact with respect to the employee’s job responsibilities at HSBC.

To ensure compliance with the requirements, AMUS has developed a formal disclosure and approval process for participation in an outside business activity. The disclosure (and approval) of all outside business activities is facilitated through the Compliance Sentinel System (CSS).

New Outside Business Activities

Employees who wish to participate in a new OBA are required to disclose all pertinent details of the activity into CSS prior to commencing the activity and may not begin the activity until they receive written notification that the request was approved by their supervisor and reviewed by Compliance.

Pre-existing Outside Business Activities

Employees who began participating in an OBA prior to joining HSBC must also disclose all pertinent details of the activity into CSS for review by the employee’s supervisor and Compliance. Participation in the activity can be continued only after the matter has been reviewed and approved. If a determination is made that continued participation in the activity presents a real or potential conflict of interest, the employee will be contacted by their supervisor and Compliance to determine the appropriate action or actions necessary to either reduce or eliminate the conflict.

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Exceptions

Generally, participation in the activities listed below is not required to be reported and approved unless compensation is received and/ or you are serving in capacity of providing any financial/ investment advice to the outside business:

●	Social, recreational or community service organizations (country clubs, Junior League, Rotary Club, Jaycees, etc.);
●	Religious organizations;
●	Non-profit charitable organization (if participating as a Director, approval/disclosure is required);
●	Educational organizations (PTA, etc.); or
●	Homeowner associations or similar organizations.

3.13 Other Laws, Rules, and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure adopted by AMUS, any Advisory Client that is a registered investment company and their affiliates or, where such law, rule, regulation policy or procedure governs the conduct of such Covered Person.

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Section 4: Personal Account Dealing

This Code should be read in conjunction with the Global Risk FIM, Regulatory Compliance, B.11 Personal Account Dealing.

4.1 Covered Accounts

This Policy applies to any account in which an employee has the power to affect or ability to influence trading or trading decisions, either directly or indirectly (Covered Accounts), e.g. brokerage accounts, including but not limited to:

●	Accounts in the name of the employee or in which the employee has a beneficial interest;
●	Independent Accounts[2] - Accounts in the name of the employee's spouse or domestic partner, dependent children or any other person whereby the spouse or domestic partner has an independent source of income or assets and in which the employee has no financial control;
○	The employee and his/her spouse and/or domestic partner will be required to provide the Compliance Department with a signed Independent Account memo (available on CSS on the account disclosure screen when you disclose an account or from your local compliance officer) attesting to these terms. Trading in the account may not begin until the memo has been reviewed and approved by Compliance.
●	Accounts for an employee’s spouse, domestic partner, dependent children, and other dependents where the employee has beneficial interest and/or influence, discretion, or control over investment decisions.
●	Accounts in which the employee has investment influence, discretion, or control including but not limited to joint accounts, partnerships, power of attorney, personal or family-owned/operated business accounts, IRA’s, and other self-directed retirement accounts; and
●	Accounts in the name of a trust or estate in which the employee, as Trustee or Executor, exercises investment discretion.
Note: “Influence, discretion or control” means any account for which the employee, or the employee’s spouse or domestic partner or dependents subject to the Policy have an ability to prompt, induce or otherwise effect transactions in the account. “Influence, discretion or control” encompasses a wide variety of factual situations.

For spouses or other persons who by reason of their employment are required to conduct their securities or other financial transactions in a manner inconsistent with this Policy, employees should contact Compliance for guidance. An example of this could occur when an employee’s spouse is employed by another financial institution.

____________________
[2]	Must be disclosed in accordance with the requirements outlined in Section 4.3 Account Disclosure; transactions require pre-clearance approval

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4.2 Exempt Accounts

The following types of accounts are exempt or excluded from the provisions of this Code, with the exception of certain disclosure requirements outlined below:

●	Accounts held directly with an open-end mutual fund company wherein trading in individual securities is not permitted;
●	Managed Accounts[3] – provided:
a)	the account is managed by a registered investment advisor;
b)	no communication between the investment advisor and the employee with regard to specific investments is permitted to occur prior to execution;
c)	unsolicited orders will not be accepted; and
d)	the employee provides Compliance with a copy of the Managed Account Agreement for review and approval. Periodic discussions pertaining to asset allocation and the performance of the account are acceptable;
●	Accounts opened with Treasury Direct;
●	Annuities, traditional CDs, checking and savings accounts provided the accounts do not allow for the execution of securities transactions;
●	HSBC 401(k) account
●	401(k) accounts maintained with a former employer where the employee or covered account cannot trade specific securities;
●	529 plan accounts that restrict investments to open-end mutual funds;
●	Company sponsored stock purchase plan accounts where company stock is the only asset that can be held in the account;
●	Dividend Reinvestment Plan accounts (DRIP’s);
●	Transactions elected pursuant to an automatic investment plan, including purchases of shares of open-end investment companies advised by AMUS through automatic payroll deduction.
●	HSBC Spectrum and MPA accounts;
●	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.
●	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from any of the provisions of the Code except the provisions set forth above under Section 4.3.

____________________
[3]	Managed Accounts must be disclosed in accordance with the requirements outlined in Section 4.3

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4.3 Account Disclosure & Reporting

Every Access Person shall provide to the Compliance Department reports as described below with respect to Securities in which such Access Person has any direct or indirect Beneficial Ownership. For purposes of reporting, the Code treats all securities as reportable Securities including mutual funds advised by AMUS with the exceptions noted in Section 4.4 below.

Employees are required to disclose all covered accounts via the Compliance Sentinel System (CSS) immediately upon opening the account. New employees are required to transfer any/ all non-exempt accounts held at a broker dealer outside of the approved broker dealer list to the approved broker dealer within 90 days from hire date. Refer to Section 4.6 for Broker Dealer details.

Upon receiving notification of the opening of an account, the Compliance Department will do either of the following:

●	For an account held at one of the designated brokers, arrange for the account to be added to the automated feed of trade data and statements; or
●	For accounts opened at “non-approved” firms, i.e. independent and managed accounts, send a 407 letter to the Firm and arrange for duplicate trade confirmations and statements to be sent to HSBC.

4.3.1 Compliance Sentinel System (CSS)

The Compliance Sentinel System (CSS) Website is used to facilitate trade requests and supervisory approval in addition to employee disclosures.

To login to CSS, employees should use their Domino Zone login and password. (For any password related questions, employees should contact the North American Helpdesk.

Information pertaining to the CSS website is located on the US Staff Dealing Compliance page.

The Compliance Sentinel System is also used to facilitate:

●	Disclosure of personal securities accounts;
●	Disclosure of outside business activities (OBAs);
●	Disclosure of private investments/private securities transactions (PIs);
●	Supervisory approval and Compliance review of OBAs and PIs; and
●	Annual Certification of these accounts, activities and investments.

Employees are required to disclose in CSS all OBAs and PIs covered by the Policy immediately upon joining and throughout their employment with the Firm, including during the Annual Certification Process. Participation in these activities/investments cannot commence until supervisory approval is received and the disclosures reviewed by Compliance.

Information pertaining to the CSS website is located on the US Staff Dealing Compliance page of the Global Banking and Markets Intranet site.

4.3.2 Initial Holdings Reports

The AMUS Code of Ethics requires Access Persons to submit a report of their personal securities holdings at the time they become an Access Person and at least annually thereafter.

The initial holdings report is required to be submitted by all new employees within the first ten (10) calendar days of employment, pursuant to Rule 204A-1(b)(1)(ii)(A) of the Advisers Act.

The initial holdings reports must be current as of a date not more than 45 days prior to either the individual's becoming a Covered Person or to the date the report is submitted.

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4.3.3 Annual Holdings Reports

The AMUS Code of Ethics requires access persons to submit an annual holdings report. To satisfy the requirement, access persons are asked to furnish holdings reports where not already electronically available, and to provide annual certification that they have fully disclosed all holdings.

The report must include any covered securities held outside of a brokerage, trust, custody, retirement or similar account. E.g. stocks held in certificate.

The annual holdings reports must be current as of a date not more than 45 days prior to either the individual's becoming a Covered Person or to the date the report is submitted.

4.3.4 Quarterly Transaction Reports

The AMUS Code of Ethics policy requires quarterly reports of all personal securities transactions by access persons, which are due no later than 30 days after the close of the calendar quarter. The Code may excuse access persons from submitting transaction reports that would duplicate information contained in trade confirmations or account statements that the adviser holds in its records, provided the adviser has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

4.4 Covered Securities

PLEASE REFER TO THE GLOBAL PERSONAL ACCOUNT DEALING (GPAD) POLICY and US ADDENDUM FOR A COMPLETE LIST OF COVERED SECURITIES

With the exception of those exclusions expressly noted below, the following types of investment instruments are covered by the Policy:

●	Equities
●	Preferred Securities
●	Corporate and Foreign Sovereign Debt Instruments
●	Mortgage and Asset-Backed Securities
●	Municipal Securities
●	Warrants
●	Options (including options for Exchange Traded Funds)
●	Convertible securities
●	Depositary Receipts
●	Futures (including Options on Futures)
●	Rights
●	Exchange Traded Funds (ETFs)
●	REITs
●	Bullion - FX Spot (other than for the express purposes of directly managing modest household expenses/utilities and/or holiday expenditure), FX Forwards, FX Futures and FX Options

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4.5 Exempt Securities

PLEASE REFER TO THE GLOBAL PERSONAL ACCOUNT DEALING (GPAD) POLICY and US ADDENDUM FOR A COMPLETE LIST OF EXEMPT SECURITIES

The purchase and sale of instruments that fall into the categories listed below are exempt from trade pre-approval and holding periods. However, trading activity in these instruments must be conducted at one of the five approved broker dealers listed in Section 4.6 of the Code.

●	Open-end mutual funds, unless the adviser or a control affiliate acts as the investment adviser, or principal underwriter for the fund;
●	Securities that are direct obligations of the United States Government;
●	Money market instruments which include
○	bankers' acceptances,
○	bank certificates of deposit,
○	commercial paper,
○	repurchase agreements and
○	other high quality short-term debt instruments;
●	Shares of money market funds, including those advised by AMUS or its affiliates;
●	Shares of unit investment trusts (UIT) if the unit investment trust is invested exclusively in unaffiliated mutual funds.
●	Treasuries and Government Agencies (including debt or direct obligations of FNMA, FLMC and other GSE’s)
●	Precious Metals and Commodities (Physical/ Spot)
●	Foreign exchange currency transactions;
●	HSBC Structured CDs

4.6 Permitted / Prohibited Transactions

4.6.1 PERMITTED

●	Securities purchases
●	Sales of long positions
●	Purchases of calls
●	Purchases of puts
●	Use of options as a hedging strategy (provided securities are readily deliverable)[4]
____________________
[4]	As a reminder, the use of options as a hedging strategy in any security of HSBC Group is strictly prohibited.

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4.6.2 PROHIBITED

●	Short selling
●	Sales of naked or uncovered options
●	Establishing an Option / Futures position within 30 calendar days of the expiration date of the contract
●	Investments made in connection with an Initial Public Offering (“IPO”) including those that are issued as part of an offshore public offering of a new issue;
●	Investments made in connection with a Secondary Public Offering (follow-on offering) where HSBC acts in the capacity of underwriter
●	Trading in any derivative instrument of any HSBC Group security
●	Equity based ETF stripping
●	Investing in Virtual Currencies

4.7 Approved Broker-Dealer Requirement

Effective February 16 2016, Employees covered by the Code are required to maintain their covered accounts with one of the following approved designated brokers:

●	HSBC Securities (USA) Inc.
●	Charles Schwab
●	Fidelity Investments
●	UBS
●	Interactive Brokers
●	Merrill Lynch
●	TD Ameritrade

Information pertaining to these firms, including contact numbers, can be found “Approved Broker-Dealers” on the US Staff Dealing Compliance page.

NOTE: When opening an account with one of these firms, it is imperative that the account owner, whether an employee or his or her family member, disclose their association with HSBC, either directly (as the employee) or indirectly (as a family-related account). In doing so, the account will be included in the automated feed of trading activity and monthly statements that is sent to HSBC. Failure to disclose this information may be considered a breach of the Policy and subject the employee to disciplinary action.

EXCEPTIONS

An exception exists for Independent and Managed accounts only after the required documentation is reviewed and approved by Compliance. The Firm where the independent and managed account is maintained will be required to furnish Compliance with duplicate confirmations and statements.

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4.8 Personal Trade Pre-Clearance Procedures

Access Persons and their Immediate Family (as defined by the Code) must obtain pre-approval from their supervisor and Compliance to trade in securities in accounts covered by the Code, including Independent Accounts. Access Persons and their Immediate Family may purchase or sell a Security only if:

1)	Prior approval is obtained from the appropriate approver(s). The trade approval process is facilitated via the CSS Website;
2)	The trade is executed by the close of business on the following business day after pre-clearance is given; and
3)	Compliance Department and/or appropriate approver(s) have not rescinded such approval and have communicated the withdrawal of the approval prior to execution of the transaction.

Trade approval is only valid until close of business on the business day following approval (T+1). Accordingly, GTC (good till cancelled) orders are prohibited. If a trade is not executed or is partially executed by the close of the following business day, pre-clearance must be sought the following day.

Any authorized signatory (including the Compliance Officer) may, despite the procedure for pre-clearance outlined above, refuse to authorize any transaction or require that the number of transactions being undertaken by the Covered Person be reduced if in his/her opinion, such transactions:

1)	Involve a security that is being purchased, sold, or under consideration by the Advisory Client, or presently held by the Advisory Client;
2)	The CCO or delegate has deemed, in his or her best judgment, the Investment Personnel is or may be privy to material non-public information concerning the security;
3)	Affect the Covered Person’s contribution to the work of the Covered Person’s Department or placing undue burden on dealing staff for any other reason;
4)	Is otherwise prohibited under any internal policies of the Company

In the absence of an employee’s supervisor, the employee should obtain trade approval by selecting the alternate manager available on the CSS pre-clearance screen.

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Section 5: Administration of the Code of Ethics

5.1 Personal Account Dealing Regulatory Compliance

AMUS Compliance has made arrangements with the Personal Account Dealing (PAD) Regulatory Compliance team to monitor all persons covered under the Code. PAD Compliance utilizes CSS to facilitate the review and approval of personal trade pre-clearance, OBA pre-clearance, Private Investment pre-clearance, account disclosure and reporting, and initial and annual certifications. See section 4.3 for further details.

5.2 Compliance Reviews

PAD Compliance will provide access to reporting of Personal Account Dealing activities to AMUS Compliance for their review.

At least quarterly, the Chief Compliance Officer or his/her delegate(s) will review the securities transactions, as well as OBA and PI disclosures of all Access Persons for any apparent conflicts of interest or violations of the Code. At least annually, the Chief Compliance Officer or his/her delegate(s) will review the securities holdings of all access persons for any conflicts of interest or violations of the Code.

5.3 Code of Ethics Acknowledgement

AMUS Compliance will provide each access person with a copy of the Code and any amendments on an initial and annual basis, and after any material amendment to the Code.

Access persons are required to provide AMUS Compliance with a written acknowledgement of their receipt of the Code and any amendments.

To facilitate this, the Code Acknowledgement Form must be signed either electronically or manually, and is required to be returned to AMUS Compliance:

(1)	Initially, within ten (10) calendar days of becoming an access person, and
(2)	Annually and after a material amendment, within forty-five (45) calendar days of notification.

5.4 Investment Company Reporting

No less frequently than annually, the Compliance Department will furnish to the Board of Directors/Trustees of each Fund a written report that:

1)	With respect to the Fund, describes any issues arising under the Code since the last report to the Board of Directors/Trustees, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
2)	Certifies that AMUS has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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5.5 Sanctions

Adherence to the Code is mandatory to ensure compliance with regulatory and Group requirements. Violations of the Code may result in the imposition of disciplinary action being taken against an employee, including but not limited to, warnings, cancellation of trades, suspension of trading privileges, up to and including termination of employment. Initial violations will generally result in a written notification or warning to the employee with increased discipline for subsequent violations. At its discretion, AMUS reserves the right to take immediate action in the event of flagrant violation(s) of the Code, even if there had been no previous sanctions. In the event of cancelled trades, any losses arising from such trades will become the responsibility of the employee. Employees should not profit from cancelled trades and, as such, may be asked to relinquish any gains.

If it is determined that a material violation of this Code has occurred, the Chief Compliance Officer shall advise the CEO and the CEO may impose sanctions as deemed appropriate including a letter of censure, personal trading suspension, disgorgement of profits, or termination of employment.

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Section 6: Gifts, Entertainment and Charitable Giving

Gifts, Entertainment, and Charitable Giving is a Group policy, and is owned by Global Anti-Bribery & Corruption (“AB&C”) Compliance, Financial Crime Compliance (“FCC”).

All Covered Persons under the Code are required to comply with this policy, as set out in the Financial Crime Risk FIM B.2.6.1 - Global Anti-Bribery & Corruption Policy5 Please refer to the FIM for complete details.

6.1 Pre-Approval and Recording Thresholds

Gifts and entertainment, charitable giving, events and sponsorship (collectively referred to as 'G&E') are acceptable when they comply with pre-approval and recording thresholds. (see C.2.6.1.1 C - Guidance on Employee Risk: Gifts & Entertainment, Charitable Giving, Events, Sponsorship, Roadshows and Recruitment for information on the pre-approval and recording thresholds).

All G&E which meet the pre-approval thresholds must be approved and recorded in the local gifts and entertainment register.

Thresholds must be applied on a ‘per person, per event’ basis. Multiple gifts or entertainment provided to any recipient on any single occasion and/or one multi-day event must be aggregated when seeking pre-approval.

G&E must be submitted to the Gift and Entertainment Tracking System - Global Businesses -US.

6.2 D.2.6 Country Addenda – United States6

This “D.2.6 Country Addendum – United States” applies to all Covered Persons subject to this Code.

6.2.1 For requests that require pre-approval:

Managerial Pre-approval and US AB&C guidance/advice (if applicable) must be sought prior to giving/receiving a benefit.

6.2.2 For requests that do not require pre-approval

All Gifts and Entertainment given or received by US employees, which does not require managerial pre-approval or US AB&C guidance/advice, must be recorded in the US GETS system within sixty (60) calendar days of giving or receipt.

Please refer to D.2.6 Country Addendum – United States for complete set of requirements for US employees.

____________________
[5]	FIM published August 29, 2018
[6]	US Country Addendum published August 6, 2018

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Section 7: Appendix

7.1 Health Savings (Investment) Account

Employees can open Health Savings Investment Account with TD Ameritrade provided the account must be disclosed on CSS immediately after it is opened.

All securities transactions in the account are subject to the requirements of the Code including departmental restrictions.

Other than Health Saving (Investment) Account, employees should not open regular brokerage account with TD Ameritrade unless it is an Independent or a Managed Account, which should also be disclosed on the CSS system.

7.2 Vanguard Brokerage Option (under HSBC 401K plan)

Employees can open Vanguard Brokerage Account with Vanguard provided the account must be opened under their HSBC 401(k) plan. The account must be disclosed on CSS immediately after it is opened.

All securities transactions in the account are subject to the requirements of the Code including departmental restrictions.

Other than VBO Accounts, employees should not open regular brokerage account with Vanguard unless it is an Independent or a Managed Account, which should also be disclosed on the CSS system.

7.3 HSBC ShareSave Plan

When selling HSBC shares resulted from a matured and exercised ShareSave plan, employees are required to transfer all shares to an approved account. The sell transaction must be pre-cleared according to the requirements of the Code including departmental restrictions.

Should you have any further question, please send an email to “AMUS Compliance”.

7.4 Employee International Accounts

Employees are permitted to hold international accounts provided:

●	They are disclosed in CSS
●	All transactions within the accounts are pre-approved in CSS and subject to all policy requirements
●	Copies of quarterly statements are forwarded to the US PAD team by the employee.

7.5 Screening for Undisclosed Accounts

In order to confirm all Covered Accounts have been disclosed and are being appropriately monitored, HSBC utilizes an external vendor to conduct periodic screening of new account openings based on information about employees provided by HSBC. In the event employees neglected to disclose accounts with broker dealers, Compliance will work with the employee’s manager and HR to determine the best course of action based on the circumstances.

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Section 8: Contact Information

8.1 AMUS Regulatory Compliance (RC)

Please direct questions regarding the applicability of this Code to the AMUS Compliance Team email: amus.compliance@us.hsbc.com, or to one of the compliance officers listed below:

Yvonne Pytlik Chief Compliance Officer Phone: 212-525-0593 Email: yvonne.x.pytlik@us.hsbc.com	James P. Seery Director RCO Phone: 212-525-2332 Email: james.p.seery@us.hsbc.com
Cathleen Church Sr. Manager RCO Phone: 212-525-4627 Email: cathleen.d.church@us.hsbc.com	Michael Vaccarello Sr. Manager RCO Phone: 212-525-2077 Email: michael.d.vaccarello@us.hsbc.com
Donna Israel Sr. Manager RCO Phone: 212-525-6675 Email: donna.m.israel@us.hsbc.com	Jeanne Crisci Sr. Manager RCO Phone: 212-525-2386 Email: jeanne.m.crisci@us.hsbc.com
Victoria Teper Manager RCO Phone: 212-525-5371 Email: victoria.x.teper@us.hsbc.com	Dee Gibbons Manager RCO Phone: 212-525-0799 Email: dee.x.gibbons@us.hsbc.com
Susie Umerovski Manager RCO Phone: 212-525-1590 Email: gulcan.x.umerovski@us.hsbc.com

8.2 AMUS Financial Crime Compliance (FCC)

Deborah Chirichello Rozario Sr. Manager FCC Phone: 212-525-8525 Email: deborah.chirichello@us.hsbc.com

8.3 Personal Account Dealing Regulatory Compliance – US Control Room

For assistance with Compliance Sentinel System and related questions and inquiries, please contact:

Email: us.employee.trade.compliance@us.hsbc.com Staff Dealing Hotline: 716-841-5185

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Section 9: Code Acknowledgement

9.1 Receipt of AMUS Code of Ethics

I hereby certifies that I have received, read, understood, and comply with the requirements of the AMUS Code of Ethics Policy (the “Code”).

[Employee Print Name]

[Employee Signature or Email confirmation]

[Date]

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